UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously disclosed by Eagle Pharmaceuticals, Inc., or the Company, on a Current Report on Form 8-K filed on November 14, 2016, the Company previously entered into a Stock Purchase Agreement dated November 10, 2016, or the Purchase Agreement, pursuant to which Arsia Therapeutics, LLC, or the Seller, sold all of the outstanding capital stock of Eagle Biologics, Inc. f/k/a Arsia Therapeutics, Inc., or Eagle Biologics, to the Company, subject to the terms and conditions set forth in the Purchase Agreement.

On February 8, 2018, the Company, the Seller, Eagle Biologics and the Seller representative entered into an Amendment No. 1 to Stock Purchase Agreement, or the Amendment, amending the Purchase Agreement. Pursuant to the Amendment, the Company’s obligations to make certain milestone payments pursuant to Section 1.4 of the Purchase Agreement were terminated in exchange for the Company’s payment to the Seller of $15,000,000.

The foregoing summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to Stock Purchase Agreement, dated as of February 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: February 14, 2018

	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer